Exhibit 10.4

SECURITY AGREEMENT

Date:                    November 30, 2005

Secured Party: Oliver Kendall Kelley 8101 W. 34th Avenue Amarillo, Randall County, Texas 79121	Debtor/Pledgor: Apollo LNG, Inc., a Texas corporation 3001 Knox, Suite 407 Dallas, Texas 75205	Debtor/Pledgor: Apollo Resources International, Inc., a Utah corporation 3001 Knox, Suite 407 Dallas, Texas 75205

Debtor/Pledgor: TxHLDM, Inc., a Texas corporation 3001 Knox, Suite 407 Dallas, Texas 75205	Debtor/Pledgor: Arizona LNG, LLC, a Nevada limited liability company 3001 Knox, Suite 407 Dallas, Texas 75205	Debtor/Pledgor: Applied LNG Technologies USA, L..L.C., a Delaware limited liability company 3001 Knox, Suite 407 Dallas, Texas 75205

1.                                      Security Interest.  This Security Agreement (this “Agreement”) is made and entered into this 30th day of November, 2005 (the “Effective Date”) by and among Oliver Kendall Kelley (“Secured Party” or “Payee”); Apollo LNG, Inc. (“Apollo LNG”); Apollo Resources International, Inc. (“Apollo Resources”) (Apollo LNG and Apollo Resources are collectively referred to as “Apollo”); TxHLDM, Inc., a Texas corporation (“HLDM”); Arizona LNG, L.L.C., a Nevada limited liability company (“Arizona LNG”); and Applied LNG Technologies USA, L.L.C., a Delaware limited liability company (“ALT”).  Apollo LNG, Apollo Resources, HLDM, Arizona LNG, and ALT are collectively referred to herein as “Debtor.”  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor assigns and grants to Secured Party, a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligations (hereinafter defined).  On even date herewith, Apollo, as Maker, has executed that certain Promissory Note payable to the order of Secured Party, as Payee, which is hereinafter more specifically described (the “Promissory Note”).  As used in this Agreement, the term “Loan Documents” means the Promissory Note, this Agreement, the Guaranty, and any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document, or other agreement concerning or related to the Obligations or any portion thereof.

Debtor and Secured Party acknowledge the lien held by Jack B. Kelley, Inc., on the interest of ALT, in all of the Accounts, Inventory, Equipment, Fixtures, Instruments and/or Investment Documents, and General Intangibles of ALT, as each of those terms are hereinafter defined ( “ALT’s Assets”).

To the extent, if any, the lien created hereunder is not in a second lien position with respect to the prior lien of Jack B. Kelley, Inc. in regard to ALT’s Assets, the Secured Party hereby subordinates the security interest created under this Security Agreement to the lien of Jack B. Kelley, Inc.  The prior lien of Jack B. Kelley, Inc. secures payment of a re-advancing note, and any renewals, extensions and modifications thereof, in the original principal amount of Eight Million and No/100 Dollars ($8,000,000.00), which is dated November 1, 2005, executed by ALT, payable to the order of Jack B. Kelley, Inc.  If default occurs in payment of any part of principal or interest of the $8,000,000.00 note to Jack B.

Kelley, Inc., or in observance of any covenants of the security agreement or any other documents establishing and securing said note, the entire debt secured by this Security Agreement will immediately become payable at the option of Secured Party.

The Secured Party also acknowledges the lien held by Arizona LNG on ALT’s interest in the following, which are included among the Collateral, as that term is hereinafter defined:

a.                                       all of ALT’s interest in the storage and loading facilities known as the “Needle Mountain Plant,” which is located upon the real property described on Exhibit ”A” attached hereto and made a part hereof; and

b.                                      all of ALT’s other Assets.

The Debtor and Secured Party hereby acknowledge and agree that the lien held by Arizona LNG in ALT’s Assets, less and except Arizona LNG’s lien covering ALT’s interest in and to the storage and loading facilities knows as the Needle Mountain Plant, is junior to the lien held by Jack B. Kelley, Inc. covering ALT’s Assets.  The Secured Party and Debtor further acknowledge and agree that the lien created hereunder is prior and superior to the lien of Arizona LNG in regard to the storage and loading facilities known as the Needle Mountain Plant and ALT’s other Assets.  The inferior lien of Arizona LNG secures payment of a note, and any renewals, extensions and modifications thereof, in the original principal amount of Ten Million Dollars ($10,000,000), which is dated August 29, 2005, executed by ALT, and payable to the order of Arizona LNG.

2.                                      Collateral.  A security interest is granted in the following collateral described in this Item 2 (the “Collateral”):

A.                                    Stock.  All of the shares of stock owned by Apollo in HLDM, and all of the shares of stock owned by Apollo Resources in Apollo LNG.

B.                                    Member Units.  All of the member units owned by any Debtor in the following entities:

1.                                       Arizona LNG; and

2.                                       ALT.

C.                                    Other Assets.  All of the assets owned by HLDM, Apollo LNG, Arizona LNG and ALT (collectively, the “Entities”) including, without limitation, the following:

1.                                       Accounts.  Any and all accounts and other rights of the Entities to the payment for goods sold or leased or for services rendered whether or not earned by performance, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to the Entities from a factor or other forms of obligations and receivables, now existing or hereafter arising out of the business of the Entities.

2.                                       Inventory.  Any and all goods held as inventory by the Entities, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in the business of any of the Entities, as now or hereafter conducted, including all materials, goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the business of any of the Entities, along with all documents (including documents of title) covering such inventory.

3.                                       Equipment.  Any and all of the Entities’ equipment wherever located, whether now owned or hereafter acquired by replacements, substitutions, trades or purchases.

4.                                       Fixtures.  Any and all of the Entities’ goods held as fixtures, whether now existing or hereafter acquired.

5.                                       Instruments and/or Investment Documents.  Any and all of the Entities’ instruments, documents, and other  writings of any type, which evidence a right to the payment of money and which are of a type that is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment, whether now owned or hereafter acquired, including, without limitation, negotiable instruments, promissory notes, letters of credit and documents of title owned or to be owned by the Entities, certificates of deposit, and all liens, security agreements, leases and other contracts securing or otherwise relating to any of said instruments or documents.

6.                                       General Intangibles.  Any and all of the Entities’ general intangible property, whether now owned or hereafter acquired by any of the Entities or used in the business of any of the Entities currently or hereafter, including, without limitation, all patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending) literary rights, contract rights and all documents, applications, materials and other matters related thereto (but only to the extent allowed by law), all inventions, all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, goodwill and all chattel paper, documents and instruments relating to such general intangibles.

D.                                    Substitutions, Proceeds, and Related Items.  Any and all substitutes and replacements for, accessions, attachments, and other additions to, tools, parts, and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits, and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all causes in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, other documents, accounts, and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising, and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes, and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to the Secured Party.

3.                                      Description of Obligation(s).  The following obligations (“Obligations”) are secured by this Agreement: (a) that certain Promissory Note dated of even date herewith, in the original principal sum of $6,000,000.00, executed by Apollo, and payable to the order of Secured Party, and all renewals, extensions or rearrangements thereof; (b) all debts, obligations and liabilities arising pursuant to the provisions of this Agreement or any agreement, mortgage, deed of trust, security agreement, guaranty, or other instrument or agreement now or hereafter evidencing, securing or relating to the Promissory Note or any portion thereof, and all amendments, modifications, supplements, renewals, extensions or rearrangements of any of the above; (c) all debts, obligations, liabilities,  and agreements of Debtor to Secured Party of the kinds described in this Item 3., now existing or hereafter arising; (d) all costs incurred by Secured Party to obtain, preserve, perfect, and enforce this Agreement and maintain, preserve, collect, and realize upon the Collateral; (e) all other costs and reasonable attorneys’ fees incurred by Secured Party, for which Apollo is obligated to reimburse Secured Party in accordance with the terms of the Loan Documents (hereinafter defined), together with interest at the lower of 13.5% per annum or the highest lawful rate; and (f) all amounts which may be owed to Secured Party pursuant to all other loan documents executed between Secured Party and Apollo.

4.                                      Debtor’s Warranties.  Debtor hereby represents and warrants to Secured Party as follows:

A.                                    Financing Statements.  Except for financing statements filed in favor of Jack B. Kelley, Inc. covering ALT’s Assets, and except for financing statements filed in favor of Arizona LNG covering the Needle Mountain Plant and ALT’s other Assets, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest and the security interests held by Jack B. Kelley, Inc. and Arizona LNG, and no security interest, other than the one herein created and those held by Jack B. Kelley, Inc. and Arizona LNG, has attached or been perfected in the Collateral or any part thereof.

B.                                    Ownership.  Debtor owns the Collateral free from any setoff, claim, restriction, lien, security interest, or encumbrance except liens for taxes not yet due, the security interests of Jack B. Kelley, Inc. and Arizona LNG, and the security interest hereunder.

C.                                    Fixtures and Accessions.  None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

D.                                    Claims of Debtors on the Collateral.  To the best of Debtor’s knowledge, all account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

E.                                      Power and Authority.  Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities, and securities exchanges have been obtained to effectuate the validity of this Agreement.

5.                                      Debtor’s Covenants.                                   Until full payment and performance of all of the Obligations and termination or expiration of any obligation or commitment of Secured Party to make advances or loans to Debtor, unless Secured Party otherwise consents in writing:

A.                                    Obligation and this Agreement.  Debtor shall perform all of its agreements herein and in any other agreements between it and Secured Party.

B.                                    Financial Statements.  Each Debtor shall submit to Secured Party, as soon as available and in any case not later than 120 days after the end of each fiscal year of the Debtor, unaudited consolidated financial statements of Debtor for such fiscal year consisting of a balance sheet and a statement of profit and loss as of the last day of such fiscal year.  Each Debtor’s financial statements shall be true and complete, prepared in accordance with GAAP, consistently applied, and shall fairly present the financial operations as of the respective dates thereof.  The obligation of Debtor to provide Debtor’s financial statements to Secured Party shall terminate upon a transfer of the Promissory Note to a third party; provided, however, that upon transfer of the Promissory Note to a third party, each Debtor shall cause its financial statements to continue to be provided to the third party, upon written demand and pursuant to an appropriate agreement of confidentiality, until full payment and satisfaction of the Promissory Note.

C.                                    Ownership and Maintenance of the Collateral.  Debtor shall keep the Collateral in good condition, save normal wear and tear.  Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party.  Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due, the security interests held by Jack B. Kelley, Inc. and Arizona LNG and the security interest hereby created.  Upon written demand, Debtor shall furnish to Secured Party on or before January 1 of each year, proof of payment of ad valorem taxes payable on the Collateral.

D.                                    Insurance.  Debtor shall insure the Collateral with companies rated “B+”, or higher.  Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties as are normally found in policies of insurance for collateral such as the Collateral and businesses such as the businesses of Debtor.  All insurance policies shall be written for the benefit of Debtor and Secured Party as their interests may appear, payable to Secured Party as loss payee, or in other form satisfactory to Secured Party, and such policies or certificates evidencing the same shall be furnished to Secured Party.  All policies of insurance shall provide for written notice to Secured Party at least thirty (30) days prior to cancellation.  Risk of loss or damage is Debtor’s to the extent of any deficiency in any effective insurance coverage.

E.                                      Secured Party’s Costs.  Debtor shall pay all costs necessary to obtain, preserve, perfect, defend, and enforce the security interests created by this Agreement, collect the Obligations, and preserve, defend, enforce, and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs, and expenses of sales, legal expenses, reasonable attorneys’ fees, and other fees or expenses for which Debtor is obligated to reimburse Secured Party in accordance with the terms of the Loan Documents.  Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Debtor’s default for failure to make any such payment, Secured Party, at its option, may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance on the Collateral, and such payments shall be a part of the Obligations and bear interest at the rate set out in the Obligations.  Debtor agrees to reimburse Secured Party on demand for any costs so incurred.

F.                                      Information and Inspection.  Debtor shall: (i) promptly furnish Secured Party any information with respect to the Collateral reasonably requested by Secured Party; (ii) allow Secured Party or its representatives to inspect the Collateral during normal business hours, wherever located, but without any unreasonable disruption to Debtor’s businesses and to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral and the Obligations; (iii) promptly furnish Secured Party or its representatives such information as Secured Party may reasonably request to identify the Collateral. All costs and expenses incurred by Secured Party according to this Section F shall be borne by Secured Party.

G.                                    Additional Documents.  Debtor authorizes Secured Party to file one or more financing statements describing the Collateral.  Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Secured Party to obtain, maintain, and perfect the security interest hereunder and to enable Secured Party to comply with any federal or state law in order to obtain or perfect Secured Party’s interest in the Collateral or to obtain proceeds of the Collateral.

H.                                    Parties Liable on the Collateral.  Debtor shall preserve the liability of all obligors on any Collateral and shall preserve the priority of all security therefor.

I.                                         Records of the Collateral.  Debtor, at all time, shall maintain records, which shall be accurate in all material resects, specifying the location of the Collateral; the insurance covering the Collateral; and the amount of proceeds received from any sale, lease or other disposition of the Collateral.  Secured Party, at its sole cost and expense, is hereby given the right to audit, at reasonable intervals, but without any unreasonable disruption to Debtor’s businesses, the books and records of Debtor, relating to the Collateral during normal business hours upon reasonable prior notice.

J.                                      Disposition of the Collateral.  No Collateral may be sold, or otherwise disposed of by Debtor in any manner without the prior written consent of Secured Party, unless the sale is an arms length transaction between disinterested parties and/or occurs in the sale of inventory in the normal course of business.  Debtor shall apply, within three (3) Business Days of the receipt thereof, all proceeds from the sale of any of the Collateral (other than sales of inventory in the normal course of business) to payment of the principal, interest, and other amounts owing to Secured Party under the Loan Documents.

K.                                    Accounts.  Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

L.                                     Notice/Location of the Collateral.  Debtor shall give Secured Party written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location.  If no such notice is given, all records pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address of Debtor as noted above.

M.                                  Change of Name/Status and Notice of Changes.  Without the written consent of Secured Party, which consent shall not be unreasonably withheld, no Debtor shall change its name, change its corporate status, use any trade name, or engage in any business not reasonably related to its business as presently conducted.  Debtor shall notify Secured Party immediately of: (i) any material change in the Collateral, (ii) a change in Debtor’s residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Secured Party pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

N.                                    Use and Removal of the Collateral.  Debtor shall not use the Collateral illegally.  Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Secured Party.  Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Secured Party, except for the sale of inventory in the ordinary course of business or except as otherwise permitted by the Loan Documents.

O.                                   Consumer Credit.  If any portion of the Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or federal law including, but not limited, to consumer credit law.  Debtor shall hold harmless and indemnify Secured Party against any cost, loss, or expense arising from Debtor’s breach of this covenant.

P.                                     Power of Attorney.  Debtor appoints Secured Party as Debtor’s attorney-in-fact with full power in Debtor’s name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Debtor for failure to take any action hereunder.  This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligations are outstanding and shall not terminate on the disability or incompetence of Debtor.

Q.                                   Waivers by Debtor.  Debtor waives notice of the creation, advance, increase, existence, extension, or renewal of, and of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any person liable for the Obligations or any part thereof, notice of any Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended, or renewed one or more times by Secured Party in its discretion, without notice to Debtor.  Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account.

R.                                    Other Parties and Other Collateral.  No renewal or extension of or any other indulgence with respect to the Obligations or any part thereof, no release of any security, no release of any person (including any maker, endorser, guarantor, or surety) liable on the Obligations, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Secured Party under the law, hereunder, or under any other agreement pertaining to the Collateral.  Secured Party need not file suit or assert a claim for personal judgment against any person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Secured Party shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

S.                                     Compliance with State and Federal Laws.  Each Debtor will maintain its existence, good standing, and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations, and transactions.

T.                                     Environmental Covenants.  Debtor shall immediately advise Secured Party in writing of: (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances, or regulations relating to any Hazardous Materials affecting Debtor’s business operations or the business operations of any of the Entities; and (ii) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials.  Debtor shall immediately notify Secured Party of any remedial action taken by Debtor with respect to Debtor’s business operations.

U.                                     Possession of Stock.  Apollo shall deliver possession of the Stock to Secured Party immediately, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to Secured Party.

6.                                      Rights and Powers of Secured Party.  Secured Party, after default, without liability to Debtor may: obtain from any person relevant information regarding Debtor or Debtor’s business, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Secured Party; endorse as Debtor’s agent any instruments, documents, or chattel paper in the Collateral or representing proceeds of the Collateral; take control of proceeds; release the Collateral in its possession to the Debtor, temporarily or otherwise;  take control of funds generated by the Collateral, such as proceeds or refunds from insurance, and use same to reduce any part of the Obligations; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral, in its own name or in the name of Debtor, as Secured Party may determine.  Secured Party shall not be liable for any act or omission on the part of Secured Party, its officers, agents, or employees, except for its or their own willful misconduct or gross negligence.  The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Agreement, or otherwise.  If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Secured Party may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Secured Party’s option: (i) protect only Secured Party and not provide any remuneration or protection for Debtor directly, and (ii) provide coverage only after the Obligations or any part thereof have been declared due as herein provided.  The premiums for any such insurance purchased by Secured Party shall be a part of the Obligations and shall bear interest as provided in 3(d) hereof.

7.                                      Default.

A.                                    Event of Default.  An event of default (“Event of Default”) shall occur if:

1.                                       there is a loss, theft, damage, or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of Secured Party, there is insufficient insurance coverage;

2.                                       subject to any applicable grace period, or notice and cure period, Debtor, on all or part of the Obligations, shall fail to timely and properly pay or, in a material manner, fail to observe, keep, or perform any term, covenant, agreement, or condition in this Agreement or in any other agreement between Debtor and Secured Party concerning or related to the Obligations, including, but not limited to the Loan Documents;

3.                                       Debtor shall wrongfully fail to timely and properly pay or, in a material manner, fail to observe, keep, or perform any term, covenant, agreement, or condition in any lease agreement between Debtor and any lessor pertaining to premises at which the Collateral is located or stored;

4.                                       Debtor abandons any leased premises at which the Collateral is located or stored and the Collateral is either moved without the prior written consent of Secured Party or the Collateral remains at the abandoned premises;

5.                                       default is made in any payment, when due, of the principal of the Promissory Note;

6.                                       default is made in any payment, when due, of any installment of interest on the Promissory Note and such default has not been cured within three (3) days of the date on which Apollo receives written notice of the default from Payee;

7.                                       Apollo shall fail to perform or observe, in a material manner, any other term, covenant or agreement contained in the Promissory Note  or any other of the Loan Documents, and any such failure shall remain unremedied for twenty (20) days from the date on which Apollo receives written notice of the default from the Payee;

8.                                       Apollo LNG or Apollo Resources, or any of Apollo Resources’ subsidiaries, shall fail to pay when due any principal of or interest on any indebtedness (other than the Obligations) in excess of One Million Dollars ($1,000,000.00) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument related to such indebtedness; or any other event considered an event of default under any agreement or instrument related to any such indebtedness shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or such event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid, other than a regularly scheduled prepayment (which does not include any voluntary prepayments) prior to the stated maturity thereof;

9.                                       Debtor shall sell all or substantially all of its assets or Debtor shall pay a dividend or make a distribution to holders of its securities generally (other than in shares of stock or other securities of Debtor or rights to purchase stock or other securities of Debtor), which dividend or distribution, together with all other dividends or distributions by Debtor on or after the date hereof, shall result in an amount in excess of twenty-five percent (25%) of Debtor’s assets having been distributed to its shareholders;

10.                                 Debtor institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to institution of bankruptcy or insolvency proceedings against it or by the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act or any other applicable federal or state law, or consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Debtor, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or makes an assignment for the benefit of creditors, or takes corporate action in furtherance of any such action;

11.                                 within sixty (60) days after the commencement of an action against Debtor seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or other similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Debtor or all orders or proceedings thereunder affecting the operations or the business of Debtor stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Debtor of any trustee, received or liquidator of Debtor or all or any substantial part of its properties, such appointment shall not have been vacated; or

12.                                 any event defined as an Event of Default under the terms of the Promissory Note occurs.

B.                                    Rights and Remedies.  If any Event of Default shall occur, then, in each and every such case, Secured Party may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligations; notice of acceleration of all or any part of the Obligations; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law) at any time thereafter exercise and/or enforce any of the following rights and remedies at Secured Party’s option:

i.                                         Acceleration.  The Obligations shall, at Secured Party’s option, become immediately due and payable.

ii.                                     Possession and Collection of the Collateral.  At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any agent or broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Secured Party; (c) in Secured Party’s own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Secured Party (or to any assignee of Secured Party or to any purchaser of any of the Collateral) of all of Debtor’s permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor’s business; (f) take any other action which Secured Party deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Secured Party under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Texas (hereinafter referred to as the “UCC”).  In taking possession of the

Collateral, Secured Party may enter Debtor’s premises and otherwise proceed without legal process, if this can be done without breach of the peace.  Debtor shall, upon Secured Party’s demand, promptly make the Collateral or other security available to Secured Party.  Secured Party shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Secured Party’s willful and malicious act.  Secured Party shall have no duty to take any action to preserve or collect the Collateral.

iii.                                 Receiver.  Obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

iv.                                    Sale of the Stock and Voting and Trading Rights.  Secured Party may exercise the rights and pursue the remedies provided under Article 9 of the UCC, as adopted in the State of Texas and as currently effective or as hereafter amended, including but not limited to exercising all voting rights with respect to the Stock, collecting all dividends and other distributions with respect to the Stock, and selling the Stock at any public or private sale, at the Lender’s option, without advertisement.  The Secured Party may bid and become a purchaser at any such sale, and upon any such sale the Secured Party shall collect, receive, and hold and apply the proceeds as provided herein.  Notwithstanding the foregoing, any such sale, and the proceeds therefrom, must be on terms that are commercially reasonable. If notice of intended disposition is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed to the address of Debtor appearing on the records of the Secured Party at least five (5) days before the time of such disposition.  The proceeds from any such sale or action shall be applied first to the payment of all legal and other costs and expenses incurred in connection with the sale or action and next to the payment of the Obligations.  The balance, if any, of such proceeds remaining after such application shall be paid to Debtor.  If the proceeds of any such sale or action are insufficient to pay in full the amounts specified above, Debtor shall remain liable for such deficiency.  If no Event of Default has occurred and is continuing, Debtor may exercise any voting rights that Debtor may have as to any of the Collateral.  If an Event of Default has occurred and is continuing, Secured Party may exercise all voting rights as to any of the Collateral and Debtor shall deliver to Secured Party all notices, proxy statements, proxies and other information relating to the exercise of such rights received by Debtor promptly upon receipt and, at the request of Secured Party, shall execute and deliver to Secured Party any proxies or other instruments which are, in the judgment of Secured Party, necessary for Secured Party to exercise such voting rights.

Secured Party shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or the Collateral, may be situated and remove the same therefrom without liability.  Secured Party may surrender any insurance policies in the Collateral and receive the unearned premium thereon.  Debtor shall be entitled to any surplus and shall be liable to Secured Party for any deficiency.  The proceeds of any disposition after default, which are available to satisfy the Obligations, shall be applied to the Obligations in such order and in such manner as Secured Party in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Secured Party at times and in manners which  could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Secured Party, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Secured Party may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Secured Party shall be deemed “commercially reasonable.”

8.                                      General.

A.                                    Parties Bound.  Secured Party’s rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by Secured Party of any of the Obligations or the Collateral, Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Secured Party shall retain all rights and powers hereby given with respect to any of the Obligations or the Collateral not so assigned or transferred.  All representations, warranties, and agreements of Debtor, if more than one are joint and several, and all shall be binding upon the personal representatives, heirs, successors, and assigns of Debtor.

B.                                    Waiver.  No delay of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.  No waiver by Secured Party of any right hereunder or of any default by Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.  Each right, power, and remedy of Secured Party as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power, or remedy.  The exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all other such rights, powers, or remedies.

C.                                    Agreement Continuing.  This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Secured Party and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.  Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.  Time is of the essence of this Agreement.

D.                                    Definitions.  Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 9 definitions apply.

E.                                      Notices.  Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party.  Each notice, request, and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

F.                                      Modifications.  No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Secured Party.  The provisions of the Agreement shall not be modified or limited by course of conduct or usage of trade.

G.                                    Applicable Law and Partial Invalidity.  This Agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of that State.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.  The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

H.                                    Financing Statement.  To the extent permitted by applicable law, a carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

I.                                         Controlling Document.  To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligations, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

J.                                      NOTICE OF FINAL AGREEMENT.  THIS WRITTEN SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS, TOGETHER WITH THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND BETWEEN SECURED PARTY AND APOLLO DATED EFFECTIVE NOVEMBER 30, 2005, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Signature page to follow.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

Debtor/Pledgor:

APOLLO LNG, INC.,
a Texas corporation

By:

Debtor/Pledgor:

APOLLO RESOURCES INTERNATIONAL, INC.,
a Utah Corporation

By:

Debtor/Pledgor:

TxHLDM, INC.,
a Texas Corporation

By:

Debtor/Pledgor:

ARIZONA LNG, LLC,
a Nevada limited liability company

By:

Debtor/Pledgor:

APPLIED LNG TECHNOLOGIES USA, L.L.C.,
a Delaware limited liability company

By:

Oliver Kendall Kelley

Exhibit A

Description of the property upon which the Needle Mountain Plant is located

The Needle Mountain Plant is located upon two (2) tracts out of Section 36, in Township 16 North, Range 21 West, Gila and Salt River Base Line and Meridian, Mojave County, Arizona, more particularly described as follows:

Tract 1:

Beginning at a 1980 U.S. Department of Interior brass cap for the West 1/4 corner of said Section 36, thence South 0º02’57” West 395.2 feet to a point, thence South 89º57’55” East 520.0 feet to the true point of beginning;

Thence South 89º57’55” East 248.00 feet;

Thence South 0º00’08” East 235.41 feet;

Thence South 50º38’33” West 324.99 feet;

Thence North 0º00’08” West 445.60 feet to the true point of beginning,

containing 1.882 acres, more or less.

Tract 2:

Beginning at a 1980 U.S. Department of Interior brass cap for the West 1/4 corner of said Section 36, thence South 0º02’57” West 395.2 feet to a point, thence South 89º57’55” East 768.0 feet to the true point of beginning;

Thence South 89º57’55” East 127.15 feet;

Thence South 0º00’08” East 127.65 feet;

Thence South 49º44’13” West 166.62 feet;

Thence North 0º00’08” West 235.41 feet to the true point of beginning,

containing 0.530 acres, more or less.